Exhibit 99.1



FOR IMMEDIATE RELEASE:


        Home Federal Bancorp, Inc. of Louisiana Reports Net Earnings
                 For the Quarter Ended September 30, 2006


Shreveport, Louisiana - November 2, 2006 - Home Federal Bancorp, Inc. of Louisiana (OTC BB: HFBL), the "mid-tier" holding company of Home Federal Savings and Loan Association, reported net earnings for the three months ended September 30, 2006 of $158,000 as compared to $198,000 in net earnings for the three months ended September 30, 2005. Earnings per diluted share were $0.05 for the first quarter ended September 30, 2006, compared to $0.06 per diluted share for the quarter ended September 30, 2005.

The decrease in net earnings for the three months ended September 30, 2006 compared to the same period in 2005 was primarily due to a $43,000, or 5.2%, decrease in net interest income.

At September 30, 2006, Home Federal Bancorp, Inc. of Louisiana reported total assets of $120.1 million, an increase of $6.1 million, or 5.4%, compared to total assets of $114.0 million at June 30, 2006. The increase in total assets was due primarily to an increase in cash and cash equivalents of $4.3 million, or 86.4%, and an increase in investment securities of $3.0 million, or 3.6%. These increases were offset by a decrease in loans receivable of $220,000, or 1.1%, and a decrease in other assets of $929,000, or 30.1%. The decrease in other assets consisted of a decrease in the Company's deferred tax asset of $929,000, or 58.1%. Total liabilities at September 30, 2006 were $89.6 million, an increase of $4.1 million, or 4.8%, compared to total liabilities of $85.5 million at June 30, 2006. The increase in total liabilities was due primarily to an increase in deposits of $2.2 million, or 3.0%, and an increase in Advances from the Federal Home Loan Bank of Dallas of $1.9 million, or 14.1%.

Stockholders' equity increased $2.0 million to $30.6 million, or 25.4% of total assets at September 30, 2006, compared to $28.5 million, or 25.0% of total assets at June 30, 2006. The increase in stockholders' equity is due primarily to the change in the Company's accumulated other comprehensive income (loss),increasing from a balance of ($3.1 million) at June 30, 2006 to a balance of ($1.3 million) at September 30, 2006, and a decrease in Unearned Recognition and Retention Plan Stock of $137,000. These changes were offset by an increase in treasury stock of $38,000, and dividends of $85,000 paid during the quarter ended September 30, 2006.

Home Federal Bancorp, Inc. of Louisiana is the mid-tier thrift holding company for Home Federal Savings and Loan Association which conducts business from its main office and two branch offices in northwest Louisiana. The Company's Internet address is http://www.homefederalbancorp.com.


This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Home Federal Bancorp, Inc. of Louisiana. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect,"


"anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.homefederalbancorp.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.



CONTACT:
     Daniel R. Herndon, Chief Executive Officer
     Clyde D. Patterson, Executive Vice President
     Home Federal Bancorp, Inc. of Louisiana
     (318) 222-1145


                    Home Federal Bancorp, Inc. of Louisiana
           CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                (In thousands)

                                                   September 30,    June 30,
ASSETS                                                 2006           2006
                                                  _______________  ___________
                                                    (Unaudited)     (Audited)

Cash and cash equivalents                             $  9,192      $  4,930
Investment securities                                   88,141        85,119
Loans receivable                                        20,646        20,866
Other assets                                             2,156         3,085
                                                       _______       _______
     Total assets                                     $120,135      $114,000
                                                       =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                              $ 73,435      $ 71,279
Advances from the Federal Home Loan Bank of Dallas      15,311        13,417
Other liabilities                                          834           765
                                                       _______       _______
     Total liabilities                                  89,580        85,461
                                                       _______       _______
Stockholders' equity                                    30,555        28,539
                                                       _______       _______
     Total liabilities and stockholders' equity       $120,135      $114,000
                                                       =======       =======


                 Home Federal Bancorp, Inc. of Louisiana
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except share data)

                                                        Three months ended
                                                           September 30,
                                                     ________________________
                                                         2006         2005
                                                     ____________  __________
                                                            (Unaudited)

Total interest income                                  $  1,554     $  1,379
Total interest expense                                      771          553
                                                        _______      _______
  Net interest income                                       783          826
Provision for loan losses                                     -            -
  Net interest income after provision                   _______      _______
    for loan losses                                         783          826
Non-interest income                                          57           65
Non-interest expense                                        601          591
                                                        _______      _______
  Income before income taxes                                239          300
Income taxes                                                 81          102
                                                        _______      _______
  NET INCOME                                           $    158     $    198
                                                        =======      =======
  EARNINGS PER SHARE
   Basic                                               $   0.05     $   0.06
                                                        =======      =======
   Diluted                                             $   0.05     $   0.06
                                                        =======      =======